UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 27, 2021

CYTOSORBENTS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36792	98-0373793
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7 Deer Park Drive, Suite K, Monmouth Junction, New Jersey	08852
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 329-8885

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
common stock, $0.001 par value	CTSO	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

 ☐

Item 1.02	Termination of Material Definitive Agreement.

On July 27, 2021, CytoSorbents Corporation (the “Company”) delivered to Jefferies LLC (“Jefferies”) and B. Riley FBR, Inc. (“B. Riley” and together with Jefferies, the “Banks”) written notice of termination (the “Termination Notice”) of the Open Market Sale AgreementSM, dated July 9, 2019, by and among the Company, Jefferies, and B. Riley (as amended to date, the “Sales Agreement”). In accordance with Section 7(b) thereof, the Sales Agreement will terminate on August 3, 2021, ten (10) trading days after the delivery of the Termination Notice. The Company is terminating the Sales Agreement due to the anticipated effectiveness of its new shelf registration statement on Form S-3 (File No. 333-257910). As provided in the Sales Agreement, the Sales Agreement will terminate without liability of any party to any other party, except that certain provisions of the Sales Agreement identified therein shall remain in full force and effect notwithstanding the termination.

Pursuant to the Sales Agreement, the Company offered and sold, from time to time through the Banks, shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”). In the aggregate, the Company sold 4,301,869 shares of Common Stock pursuant to the Sales Agreement at an average selling price of $6.53 per share, generating net proceeds of approximately $27.2 million. The Company paid the Banks a commission rate of 3.0% of the aggregate gross proceeds from each sale of shares and provided the Banks with customary indemnification rights.

A copy of the Open Market Sale AgreementSM, dated July 9, 2019, was filed as Exhibit 1.1 to the Company’s Current Report on Form 8-K filed on July 9, 2019, and a copy of Amendment No. 1 to the Open Market Sale AgreementSM, dated April 20, 2020, was filed as Exhibit 1.1 to the Company’s Current Report on Form 8-K filed on April 20, 2020. The description of the Sales Agreement contained in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the filed agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 27, 2021	CYTOSORBENTS CORPORATION

	By:	/s/ Dr. Phillip P. Chan
	Name:	Dr. Phillip P. Chan
	Title:	Chief Executive Officer